Exhibit 99.1

ReachOut Technology Unveils Strategic Vision and Achievements in Buffalo Fireside Chats Livestream with CEO Rick Jordan

CEO Rick Jordan ignites investor enthusiasm, sharing ReachOut's growth strategies, successful merger, and vision for cybersecurity excellence.

CHICAGO, IL, USA, February 1, 2024 /EINPresswire.com/ – ReachOut Technology (“ReachOut”), a wholly-owned subsidiary of Yuengling’s Ice Cream Corporation (the “Company”) (OTC: YCRM), recently stirred up chatroom conversation with CEO Rick Jordan's appearance on a popular YouTube livestream, Buffalo Fireside Chats, a show primarily targeting investors and shareholders. This session provided significant insights into the Company's strategies and future prospects.

KEY TAKEAWAYS

–Successful Reverse Merger with Yuenglings Ice Cream Corp (YCRM): ReachOut Technology's recent entry into OTC Markets and excitement around the stock.

–Strategic Acquisitions: Acquisition activity is ReachOut’s primary vehicle for fast growth. Focus on aligning with businesses that share a vision for excellence, integrity, and cultural fit.

–Future Vision: Ambitious plans to revolutionize the cybersecurity landscape and support small businesses.

–Brand Impact: The positive influence of Jordan's podcast, “All In with Rick Jordan”, his social media, and TV appearances in building a strong brand presence.

–Upcoming Filings: The upcoming amended 8K filing for the transaction itself and the fiscal year end 2022. Future filings will show revenue. YCRM and ReachOut Technology had different fiscal year ending dates, 10/31 and 12/31 respectively, which affects how financials are shown for the upcoming 10-K and amended 8-K.

During the interview, Jordan discussed the Company's journey, emphasizing its robust history and strategic growth. He detailed the Company's unique approach to acquisitions, ensuring not just financial success but also a strong alignment in values and culture.

Jordan also outlined the Company's future plans, aiming to transform the cybersecurity landscape and provide exceptional value to small businesses. His vision sets a promising path for ReachOut Technology, showcasing a blend of innovation, integrity, and growth-oriented strategies.

Investors and shareholders can look forward to a future where ReachOut Technology continues to make significant strides under its current leadership, driving innovation and excellence in the industry.

For media, TV appearances and Investor Relations Contact:

Name: Ashley Kedra

Email: pr@reachoutit.com

Phone: 312-288-8008

ABOUT REACHOUT TECHNOLOGY

Founded in 2010 by Rick Jordan to fill a critical gap in the IT services market, ReachOut is evolving into a formidable nationwide cybersecurity entity. We are not your typical MSP. We are a transformative force in cybersecurity and IT services, dedicated to serving SMBs with unparalleled excellence. Our innovative approach and resolute commitment to superior solutions have established us as industry trailblazers, redefining standards and crafting extraordinary client experiences. At ReachOut, our partners are more than just clients; they are integral members of a movement that is reshaping the future of cybersecurity.

Our mission at ReachOut is succinct yet profound: 'Cybersecurity for All.' Committed to revolutionizing the Cybersecurity & IT Service Provider landscape for SMBs, we are on a relentless pursuit to establish the first nationwide brand in our sector. This commitment is deeply rooted in our ethos, as envisioned by our founder, Rick Jordan. We recognize that many IT firms fall short in adequately protecting SMBs, leaving them vulnerable. At ReachOut, we are dedicated to leveling the playing field, ensuring that businesses of all sizes and locations have access to top-tier security solutions.

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include statements regarding expected financial performance and growth information relating to future events. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of the Company and its officers and managers, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to; inability to gain or maintain licenses, reliance on unaudited statements, the Company’s need for additional funding, governmental regulation of the cybersecurity industry, the impact of competitive products and pricing, the demand for the Company’s products, and other risks that are detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. You can typically identify these forward-looking statements through use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. The Company expresses its expectations, beliefs and projections in good faith and believes that its expectations reflected in these forward-looking statements are based on reasonable assumptions. However, there is no assurance that these expectations, beliefs and projections will prove to have been correct. Such statements reflect the current views of the Company’s management with respect to its operations and future events, and are subject to certain risks, uncertainties and assumptions relating to its proposed operations, including the risk factors set forth herein. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, the Company’s actual results may vary significantly from those intended, anticipated, believed, estimated, expected or planned. In light of these risks, uncertainties and assumptions, any favorable forward-looking events discussed herein might not be realized and occur. The Company undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov.

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